Exhibit 10.6 - Licensing Agreement dated September 28, 2006 between Golden Century Technologies
                         Corporation and Colo-Majic Liners, Inc.

LICENSING, PRODUCTIN AND DISTRIBUTION AGREEMENT

This agreement is made effective as of 28th day of September, 2006 between Colo-Majic Liners, Inc. a corporation incorporated under the laws of British Columbia with offices located at 2-1752 Mahon Avenue, North Vancouver, British Columbia, Canada V7M 2T1 (the “Colo-Majic”), and Golden Century Technologies Corporation (the “Company”) a corporation incorporated under the laws of Delaware with offices at 1027 Pandora Avenue, Victoria, British Columbia, Canada V7M 2T1

WHEREAS the Colo-Majic has developed, patented and is the sole and exclusive owner of the product listed and described in Schedule “A” of this Agreement (“the Product”)

AND WHEREAS the Company, having entered into a corporation agreement with the Colo-Majic dated October 30, 2005 and successfully supplied 10,000 boxes of the Product to the Colo-Majic, wishes to enter into a new Agreement with the Colo-Majic whereby the Company will undertake responsibility for the production, marketing and distribution of the Product on an sole exclusive basis throughout the geographic territory, as set forth and described in Schedule “A” (the “Territory”), on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

1.      Grant of License

          (1)      The Colo-Majic hereby grants to the Company the license and the sole exclusive and assignable right to use or cause to be used the Product in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to in any manner develop, maintain, manufacture, transport, distribute (with the sole exclusivity of distribution only being limited to the Territory), market, sell, lease and/or license or sub-license all the Product and to sell the same to the general public throughout the Territory during the continuance of and in accordance with the terms and conditions set forth in this Agreement (collectively, the "License").

          (2)      It is specifically acknowledged by the Company that the within grant of the License is limited only to the purposes stated and does not constitute a grant of any right of ownership, right of assignment or any other right to dispose of the Product except only as permitted herein and as may be, from time-to-time, permitted by the Colo-Majic in writing.

2.      Appointment

          (1)      The Colo-Majic hereby appoints and grants the Company the sole exclusive and assignable right to manufacture, market and distribute the Product in the Territory. For this purpose, the Company shall have the right to independently conduct all business activities related to the production, marketing and distribution of the Product in the Territory, including the appointment and the termination of the appointment of any sub-distributors, retailers, vendors, agents, and the establishment and the termination of the establishment of any sales outlets, channels and venues, and the prices of the Product in each country or region in the Territory.

          (2)      This Agreement will not interfere with any of the Colo-Majic’s existing marketing and distribution activities in the territory of Canada and the United States of America, unless otherwise agreed upon by both the Colo-Majic and the Company in writing.

3.      Responsibilities of The Company

          The Company shall have the following responsibilities:

(a)	to manufacture the Product;

(b)	to develop, promote to, and cover potential customer accounts within the Territory on a regular and best efforts basis consistent with good business practice;

(c)	to design, plan and execute advertising and merchandising campaigns in the Territory;

(d)	to brief to the Colo-Majic with sales reports in the Territory on a bi-annually basis.

4.	Responsibilities of The Colo-Majic

The Colo-Majic shall have the following responsibilities:

	(a)	to furnish all technical and commercial information of the Product to the Company without any fees and or charges;

	(b)	to update the Company in a timely manner of any changes of the above;

	(c)	to ensure the full ownership of the patent rights of the Product resides with the Colo-Majic and in full effect in the People’s Republic of China at the Colo-Majic’s expenses.

5.	License Fee

          (1)      The Colo-Majic and the Company agree that the Company shall pay the Colo-Majic a license fee (the “License Fee”) to maintain the License in the following manner:

a)	a payment of US$1.00 of each box of three hundred of the liner Products sold in the Territory during the first two years.
b)	a payment of US$2.00 of each box of three hundred of the liner Products sold in the Territory during the second two years.
c)	a payment of US$3.00 of each box of three hundred of the liner Products sold in the Territory during the third two years and thereafter until the termination of this Agreement.

          (2)      Any future intended changes to the sales price of the Colo-Majic Liner in the Territory over $13.00 per box US dollars shall be discussed and agreed upon by both parties to this agreement.

          (3)      The payment of the License Fee to the Colo-Majic by the Company shall be calculated from the first box of the Product sold in the Territory and paid to the Colo-Majic on a bi-annually basis until the termination of this Agreement.

6.      Intellectual Property

          (1)      The Company warrants and agrees that the patent rights, whether now existing, in progress, or arising in the future in any jurisdiction, of or in relation to the Product, belong solely and exclusively to the Colo-Majic.

          (2)      The Company will be allowed to use one or more picture(s) of the Inventor in marketing and packaging materials of the Product for the purposes of marketing the Product in the Territory.

7.      Mutual Contribution And Interests

          Both the Colo-Majic and the Company agree that the business operation in the Territory has been and will be an undertaking of mutual contribution and it is the intention of both parties to continue and expand the operation for as long as possible. Therefore, in the case of either the Colo-Majic or the Company intends to withdraw from the cooperation, the remainder has the priority to purchase the interests of the other.

          More, in the case of no financial compensation agreement can be reached by the parties, both the Colo-Majic and the Company shall take a maximum of six months to look for new potential investors around the world. The best offer from the found investor(s) shall be accepted and the financial results be shared equally by both parties.

8.      Terms

          The term of this Agreement shall be perpetual and be in full force and effect as long as the terms and conditions of this Agreement are being met.

9.	Entire Agreement

This agreement constitutes the entire agreement by which the relationship between the Colo-Majic and the Company will be covered from the effective date of this agreement. There are no oral agreements, arrangements, representations or understandings between the parties and this agreement may not be amended or modified except by an instrument in writing duly signed by both parties. This agreement shall be construed according to the laws of the Province of British Columbia, Canada.

10.	Further Assurances.

          The parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

11.      Miscellaneous

            The agreement includes the agreement document, the cover letter and attached Schedule “A”.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year first above written

Colo-Majic Liners, Inc.	Golden Century Technologies Corporation
(the “Colo-Majic”)	(the “Company”)

/s/ Doug Worich	/s/ Hong Yang

Doug Worich	Hong Yang
President	President

SCHEDULE A

The Product is described as follows:

Name of the Product: Colo-Majic Flushable Colostomy Pouch Liners Patent No. of the Product:
a)	in the United States of America
Dates of issuance and of expiration: Not applicable
b)	in Canada
Dates of issuance and of expiration: Not applicable
c)	in the People’s Republic of China
Dates of issuance and of expiration: April 21, 1995 and April 21, 2015
d)	in the Great Britain
Dates of issuance and of expiration: Not applicable

The Territory means the mainland of the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.